UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 28, 2017

Sorrento Tech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36538	27-0881542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20 Independence Boulevard, Warren, NJ		07059
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (908) 605-4700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.03 Material Modification to Rights of Security Holders.

On December 28, 2017, Sorrento Tech, Inc. (the “Company”) filed a Certificate of Dissolution with the Secretary of State of the State of Delaware (the “Certificate of Dissolution”). The Certificate of Dissolution became effective at 5:00 p.m. Eastern Standard Time on December 28, 2017 (the “Effective Time”) and provides for the dissolution of the Company under the Delaware General Corporation Law. In addition, as of the Effective Time, the Company closed its stock transfer books and discontinued recording, on its stock transfer books, transfers of the Company’s common stock occurring after such date.

As previously reported, on December 19, 2017, the Company filed with the Securities and Exchange Commission (the “SEC”) and NASDAQ a Form 25 relating to the delisting of the Stock. The delisting of the Company’s common stock was effective at the open of business on December 29, 2017. The Company intends to file a Form 15 with the SEC to voluntarily effect deregistration of its securities under the Securities Exchange Act of 1934, as amended. The Company expects that its obligation to file periodic and current reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, will be suspended upon the filing of the Form 15.

For additional information regarding the Company’s dissolution, please see the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 4, 2017, and the Plan of Dissolution attached thereto as Annex B. The foregoing summary of the Certificate of Dissolution does not purport to be a complete description of the terms and conditions of the Certificate of Dissolution and is qualified in its entirety by the full text of the Certificate of Dissolution attached as Exhibit 4.1, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2017, in connection with the Company’s dissolution, Mary Duseau, the Company’s President and Chief Executive Officer, resigned as an officer and director of the Company, effective immediately. In addition, the Company and Ms. Duseau entered into a separation agreement and general release. The separation agreement provides, among other things, for a severance payment in an amount equal to nine months base salary and a general release.

The description of the separation agreement is not complete and is qualified in its entirety by reference to the full text of such agreements, which are filed as exhibits to this current report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth above under Item 3.03 with respect to the filing of the Certificate of Dissolution is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

4.1	Certificate of Dissolution, dated December 28, 2017.

10.1	Separation Agreement and General Release by and between Sorrento Tech, Inc. and Mary Duseau.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO TECH, INC.

Dated: January 4, 2018	By:	/s/ Lars Boesgaard
Name: Lars Boesgaard
Title: Vice President and Chief Financial Officer